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                           ADOBE SYSTEMS INCORPORATED

                                   EXHIBIT 11

                    COMPUTATION OF EARNINGS PER COMMON SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                                        YEARS ENDED
                                                                          ---------------------------------------
                                                                          NOVEMBER 29   DECEMBER 1   NOVEMBER 25
                                                                              1996         1995          1994
                                                                          ------------  -----------  ------------
Net income..............................................................   $  153,277    $  93,485    $   15,337
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
Primary shares outstanding:
  Weighted average shares outstanding during the year...................       72,557       71,456        67,755
  Common stock equivalent shares........................................        2,507        2,797         2,414
                                                                          ------------  -----------  ------------
                                                                               75,064       74,253        70,169
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
Fully diluted shares outstanding:
  Weighted average shares outstanding during the year...................       72,557       71,456        67,755
  Common stock equivalent shares........................................        2,670        2,958         2,613
                                                                          ------------  -----------  ------------
                                                                               75,227       74,414        70,368
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
Primary net income per common stock and common stock equivalent share...   $     2.04    $    1.26    $     0.22
                                                                          ------------  -----------  ------------
                                                                          ------------  -----------  ------------
Fully diluted net income per common stock and common stock equivalent
  share.................................................................   $     2.04    $    1.26    $     0.22
                                                                          ------------  -----------  ------------
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